SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED CELL TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ADVANCED CELL TECHNOLOGY, INC.

2011

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

June 9, 2011
at 9:00 a.m. local time

Hyatt Regency Suites, Palm Springs
285 N. Palm Canyon Dr.
Palm Springs, CA 92262

IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Annual Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States. If you received a Proxy card with a website address and voting codes, we urge you to vote on the Internet or telephonically by following the instructions on the Proxy card, to ensure that your vote is recorded without mail delays. If you vote by telephone or the Internet you do not need to return the Proxy card.

Advanced Cell Technology, Inc.
33 Locke Drive
Marlborough, Massachusetts 01752

May 10, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Advanced Cell Technology, Inc., which will be held at the Hyatt Regency Suites, Palm Springs, 285 N. Palm Canyon Dr., Palm Springs, CA 92262 on Thursday, June 9, 2011, at 9:00 a.m. local time. Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote your shares as soon as possible. Instructions in the Proxy card will tell you how to vote over the Internet, by telephone, or by returning your Proxy card by mail. The Proxy Statement explains more about proxy voting.  Please read it carefully.

We highly encourage you to receive future Advanced Cell Technology, Inc. Annual Reports and Proxy Statement materials electronically and help us save costs in producing and distributing these materials. If you wish to receive our Annual Report and Proxy Statement electronically next year, please follow the instructions on the enclosed Proxy card to Vote By Internet and submit your email address.

We look forward to meeting those of you who will be able to attend the Annual Meeting, and appreciate your continued support of our company.

Sincerely,

/s/ Gary Rabin
Gary Rabin
Interim Chief Executive Officer and Chairman of the Board of Directors

ADVANCED CELL TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2011

  To our Stockholders:

The 2011Annual Meeting of Stockholders (the “Annual Meeting”) of Advanced Cell Technology, Inc. (“Advanced Cell” or the “Company”) will be held at the Hyatt Regency Suites, Palm Springs, 285 N. Palm Canyon Dr., Palm Springs, CA 92262, on Thursday, June 9, 2011, at 9:00 am local time, to consider the following proposals:

1.
To elect the three (3) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified  (Proposal No. 1);

2.	To ratify the appointment of SingerLewak LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2);

3.	To conduct an advisory vote on executive compensation (Proposal No. 3);

4.	To conduct an advisory vote on the frequency of future advisory votes on executive compensation (Proposal No. 4); and

5.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

BECAUSE OF THE SIGNIFICANCE OF THESE PROPOSALS TO THE COMPANY AND ITS STOCKHOLDERS, IT IS VITAL THAT EVERY STOCKHOLDER VOTES AT THE ANNUAL MEETING IN PERSON OR BY PROXY.

These proposals are fully set forth in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" Proposals 1-3, and recommends a vote of “3 Years” for Proposal 4. The Company intends to mail the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”), Proxy Statement and Proxy enclosed with this notice on or about May 16, 2011 to all stockholders entitled to vote at the Annual Meeting. If you were a stockholder of record of Advanced Cell common stock on May 9, 2011, the record date for the Annual Meeting, you are entitled to vote at the meeting and any postponements or adjournments of the meeting. Stockholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience to ensure that your shares will be represented. Alternatively, you may wish to provide your response by telephone or electronically through the Internet by following the instructions set out on the enclosed Proxy card. If you do attend the meeting and wish to vote your shares personally, you may revoke your Proxy.

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Photo identification is required (a valid driver’s license or passport is preferred). Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), to be admitted to the meeting, you will need to bring a copy of your proxy card as it was delivered to you by your brokerage firm, or bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices, and other electronic devices will not be permitted at the meeting. We thank you for your cooperation in returning your Proxy as promptly as possible.

By Order of the Board of Directors

/s/ Gary Rabin
Gary Rabin
Interim Chief Executive Officer and Chairman of the Board of Directors

TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1

INFORMATION ABOUT STOCK OWNERSHIP	4

INFORMATION ABOUT THE BOARD OF DIRECTORS	6

INFORMATION ABOUT THE EXECUTIVE OFFICERS	12

ACTIONS TO BE TAKEN AT THE MEETING	19

PROPOSAL 1—ELECTION OF THREE DIRECTORS NOMINATED BY THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED	19

PROPOSAL 2— RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	21

PROPSAL 3— ADVISORY VOTE ON EXECUTIVE COMPENSATION	23

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCEY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	24

OTHER MATTERS	25

ADDITIONAL INFORMATION	25

STOCKHOLDERS PROPOSALS FOR THE 2012 ANNUAL MEETING	25

IMPORTANT: Please immediately SIGN, DATE, and RETURN the enclosed Proxy or submit your Proxy by telephone or the Internet, whether or not you plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

Advanced Cell Technology, Inc.
32 Locke Drive
Marlborough, Massachusetts 01752
(508) 756-1212

 PROXY STATEMENT

 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Cell Technology, Inc. (“Advanced Cell” or the “Company”) to be voted at the Annual Meeting of Stockholders which will be held at the Hyatt Regency Suites, Palm Springs, 285 N. Palm Canyon Dr., Palm Springs, CA 92262 on Thursday, June 9, 2011, at 9:00 a.m. local, and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 9, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: www.proxyvote.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

 What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of three (3) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, (ii) ratification of the appointment of SingerLewak LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011, (iii) to conduct an advisory vote on executive compensation, and (iv) to conduct an advisory vote on the frequency of future advisory votes on executive compensation. In addition, management will report on the performance of the Company during fiscal year 2010 and respond to questions from stockholders.

 Who is entitled to vote at the meeting?

Stockholders of record at the close of business on May 9, 2011, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. As of the record date, the Company had outstanding and entitled to vote 1,542,957,661 shares of common stock.  The common stock is the only classes of stock of Advanced Cell that is outstanding and entitled to vote at the Annual Meeting. If you were a stockholder of record of common stock on that record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of Advanced Cell common stock will be entitled to one vote on each matter. Stockholders who own shares registered in different names or at different addresses will receive more than one Proxy card. You must sign and return each of the Proxy cards received to ensure that all of the shares owned by you are represented at the Annual Meeting.

 Who can attend the meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. The Annual Meeting of Stockholders will begin at 9:00 a.m. local time. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

 Why is the Company soliciting proxies?

Because many of our stockholders are unable to personally attend the Annual Meeting, the Board of Directors of Advanced Cell (the “Board” or the “Board of Directors”) solicits the enclosed Proxy so that each stockholder is given an opportunity to vote. This Proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy is returned properly executed, the stockholder's shares will be voted according to the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy card.

 What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As noted above, as of the record date, there are 1,542,957,661shares of Advanced Cell common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least 771,478,832 votes will be required to establish a quorum.

 How do I vote?

For your convenience, Advanced Cell is offering you four methods of voting.

•	You may indicate your vote on the enclosed Proxy card, sign and date the card, and return the card in the enclosed prepaid envelope.

•	You may vote by telephone by calling the toll free number that appears on the enclosed Proxy card and following the instructions given.

•	You may vote via the Internet by following the instructions provided on the enclosed Proxy card.

•	You may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed Proxy received before the meeting and not revoked will be voted at the meeting as you instruct in a Proxy delivered before the meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed Proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed Proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a Proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy card. If your shares are held in “street name,” please check your Proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. Please follow the voting instructions on the enclosed Proxy card.

In order to vote your shares either by Internet or telephone, please follow the instructions on your Proxy card.

 Can I change my vote after I return my Proxy card?

A Proxy may be revoked by giving the Chairman of the Board of Directors of Advanced Cell written notice of revocation at any time before the voting of the shares represented by the Proxy. A stockholder who attends the meeting may revoke a Proxy at the meeting. Attendance at the meeting will not, by itself, revoke a Proxy.

Abstentions and broker non-votes

While the inspectors of election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast." However, abstentions and "broker non-votes" will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

What are the Board’s recommendations?

Unless you give other instructions on your Proxy card, the persons named as proxy holders on the Proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the three (3) directors nominated by the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	for ratification of the appointment of SingerLewak LLP as the Company’s independent auditors for fiscal year 2011;

•	for approval of executive compensation disclosed in this Proxy Statement of the Company’s executive officers who are named in this Proxy Statement’s Summary Compensation Table; and

•	for approval to conduct an advisory stockholder vote every three years on compensation of the Company’s executive officers named in the Proxy Statement’s Summary Compensation Table for that year.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

 What vote is required to approve each item?

The election of the directors of the Company (Proposal 1) requires the affirmative vote of a plurality of the votes cast by stockholders at the Annual Meeting. A properly executed Proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Approving the ratification of the appointment of SingerLewak LLP as the Company's independent registered accounting firm for fiscal year 2011 (Proposal 2) will require the affirmative vote of the holders of at least a majority of the shares of common stock present in person or represented by Proxy and entitled to vote at the Annual Meeting.

The advisory vote on executive compensation  (Proposal 3) will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in Proposal 3 and below in Proposal 4 will not be construed (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

With regard to the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4), votes on the preferred voting frequency may be cast by choosing the option of one year, two years, three years, or “abstain” in response to this proposal. Votes cast on this proposal is not a vote to approve or disapprove the Board’s recommendation but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

Dissenters’ Right of Appraisal

Holders of shares of our common stock do not have appraisal rights under Delaware law or under the governing documents of the Company in connection with this solicitation.

How are Proxy materials delivered to households?

Only one copy of the Company’s Annual Report and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Annual Report and this Proxy Statement upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our Annual Report and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, MA 01752; Attention: Corporate Secretary.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Reports and Proxy Statements, and you would like to receive a single copy of our Annual Reports and Proxy Statements, please specify such request in writing and send such written request to Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, MA 01752; Attention: Corporate Secretary.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our board of the three nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

INFORMATION ABOUT STOCK OWNERSHIP

 How much stock is owned by 5% stockholders, directors, and executive officers?

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 10, 2011. On such date, 1,542,957,661 shares of Common Stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

The following table sets forth information regarding beneficial ownership of our capital stock as of May 10, 2011 by:

•	5% or greater stockholders;
•	Each of our directors and named executive officers, and

•	All of our directors and executive officers as a group.

	Number of
	Shares
	Beneficially
Name and Address (1) of Beneficial Owner	Owned		Percentage
5% or Greater Stockholders
None

Directors and Named Executive Officers
William M. Caldwell, IV**	95,415,141	(1)	6.18%
Robert P. Lanza, M.D.	28,442,180	(2)	1.84%
Alan C. Shapiro	19,536,099	(3)	1.27%
Erkki Ruoslahti	2,744,119		*
Gary Rabin	5,837,430	(4)	*
Directors and Executive Officers as a Group ( 5 Persons)	151,974,969		9.29%

* Less than 1%
** Mr. Caldwell passed away on December 13, 2010.

(1)	Includes 5,108,546 shares subject to stock options that are currently exercisable or exercisable within 60 days of May 9, 2011 that are held directly by Mr. Caldwell.

(2)	Includes 9,850,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of May 9, 2011.

(3)
Includes (i) 16,417,759 shares subject to convertible debentures, board fees, common stock grant held by The Shapiro Family Trust and of which Dr. Shapiro may be deemed the beneficial owner, (ii) 3,018,340 shares subject to warrants in connection with the 2005-2008 convertible debentures, and (iii) 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of May 9, 2011

(4)
Includes indirect ownership of 1,239,501 shares issued to PDPI, LLC on December 22, 2010, upon exercise of certain warrants, which such number of shares represents Mr. Rabin’s proportional interest in the total number of shares held by PDPI, LLC, based on his 33.33% equity interest in the entity.  Mr. Rabin disclaims beneficial ownership in the shares held by PDPI, LLC.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the Company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reasons of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Proposal 1 - Election of Three Directors” on page 22.  Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

 The directors of the Company are as follows. There are no family relationships among our executive officers or directors.

Name	Age	Position
Gary Rabin	45	Chairman of the Board of Directors
Alan C. Shapiro, Ph.D.	65	Member of the Board of Directors
Erkki Ruoslahti, M.D., Ph.D.	70	Member of the Board of Directors

Gary Rabin has served as a director since December 2007.  Mr. Rabin was appointed Interim Chief Executive Officer and Chairman of the Board on December 14, 2010. Mr. Rabin has a twenty-three year career in finance that primarily encompasses investment management and capital raising targeting small-cap and emerging growth companies. Currently, he is the Managing Partner of GR Advisors LLC, a long/short hedge fund focused on the media and communications industry. Until July 2007, he was a Portfolio Manager at MAC Investment Management, LLC ("MAC"), which he joined in November 2005. MAC is a long/short fundamental equity hedge fund concentrating on growth-oriented stocks including technology, communications and healthcare. Previously, he was a Managing Director and Portfolio Manager at Marketus Associates, a long/short hedge fund where he focused on communications, healthcare services, energy and special situations. Prior to that, he was Managing Director and Co-Head of the Media and Telecom Investment Banking Group at CIBC World Markets ("CIBC"), where he was responsible for all corporate finance and M&A, financial restructurings, and principal investing activities (both debt and equity) within the sector. Before joining CIBC, Mr. Rabin served in an operating capacity at a broadband services company when he was Chief Strategy Officer of CAIS Internet, Inc. ("CAIS"). At CAIS, he was responsible for raising over $500 million of financing commitments in both the public equity markets and from his relationships at Kohlberg, Kravis Roberts & Co., Qwest Communications, Cisco, Nortel, 3Com and Microsoft. Mr. Rabin has also started and served as Managing Director and Head of the Global Telecom Investment Banking Group at ING Barings Furman Selz, and was a founder of the telecom group at UBS Securities. He began his career in finance in 1987, and concentrated on energy, utilities, and metals until 1993. Throughout his career, Mr. Rabin has been responsible for building and developing businesses. Mr. Rabin earned an AB in Economics from the University of Michigan. Mr. Rabin’s long career as a senior manager in both the investment banking community and as a senior financial executive qualifies him to be a member of the Board of Directors of Advance Cell Technology, Inc.

Alan C. Shapiro, Ph.D. has served as director since 2005. He adds more than 30 years' experience in corporate and international financial management to the Company. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the Marshall School of Business, University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro has published over 50 articles in such academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing through Trident Consulting Group LLC. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University. Dr. Shapiro is a trustee of Pacific Corporate Group's Private Equity Fund.  Dr. Shapiro’s board experience on multiple public company boards, his recognized expertise as a highly sought after financial advisor and his career as a professor and Chair in the field of Finance and Administration qualifies him as a valued member of Advanced Cell Technology’s Board of Directors.

Erkki Ruoslahti, M.D., Ph.D. has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti's other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti's research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies. Dr. Ruoslahti is not an officer or director of any other reporting company. Based upon his scientific background and years as a senior operations manager in the scientific research and development community, Dr. Ruoslahti is uniquely qualified to be a member of Advanced Cell Technology’s Board of Directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.
•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•
Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

 How often did the Board meet during fiscal 2010?

We have no formal policy regarding director attendance at the annual meeting of stockholders. The Board of Directors held one meeting in 2010. All board members were present at the meeting.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee are appointed by our Board of Directors, upon recommendation of the Nominating Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the Board of Directors. The charter for each committee is available on our website. The Audit Committee met three times during 2010. The Compensation Committee met once during 2010. The Nominating Committee met once during 2010.

Audit Committee

The Audit Committee's responsibilities include:

•	Monitoring the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	Monitoring the independence and performance of the Company's internal and independent auditors;
•	Monitoring compliance by the Company with legal and regulatory requirements; and
•	Facilitating open communication among the Company's independent auditors, internal auditors, employees, management, and the Board.

Dr. Shapiro,  Dr. Ruoslahti and Mr. Rabin serve on our Audit Committee. Dr. Shapiro serves as chair of the Audit Committee. The Board of Directors has determined that Dr. Shapiro is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The Board has determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The Compensation Committee's responsibilities include:

•	Reviewing and recommending approval of the compensation of our executive officers;
•	Overseeing the evaluation of our senior executives;
•	Reviewing and making recommendations to the Board of Directors regarding incentive compensation and equity-based plans;
•	Administering our stock incentive plans; and
•	Reviewing and making recommendations to the Board of Directors regarding director compensation.

The members of the Compensation Committee are Dr. Shapiro, Dr. Ruoslahti and Mr. Rabin.

Nominating Committee

The Nominating Committee's responsibilities include:

•	Identifying individuals qualified to become board members;
•	Recommending to the Board the persons to be nominated for election as directors and to each of the board's committees;
•	Reviewing and making recommendations to the Board with respect to senior management succession planning; and
•	Overseeing an annual evaluation of the Board.

The members of the Nominating Committee are Dr. Shapiro, Dr. Ruoslahti and Mr. Rabin.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	the ability to exercise sound judgment;

•	the ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and

•	the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Board of Directors also takes into account when considering whether to nominate a potential director candidate the following factors:

•	whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•
whether the person’s nomination and election would enable the Board to have a member that qualifies as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission (the “SEC”) in Item 401 of Regulation S-K;

•	the importance of continuity of the existing composition of the Board of Directors to provide long term stability and experienced oversight; and

•	the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

Although we do not have a formal policy for the consideration of diversity in identifying director nominees, the Nominating Committee recognizes the benefits associated with a diverse board, and strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting director nominees. On an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix of Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its stockholders to combine these roles. Mr. Caldwell served as our Chairman from January 2005 until December 13, 2010. From December 14, 2010 and currently, Gary Rabin serves as our Interim Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our board of directors.  The Audit Committee receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Our Board of Directors is responsible to approve all related party transactions according to our Code of Ethics. We have not adopted written policies and procedures specifically for related person transactions.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

 Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Corporate Secretary, Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, Massachusetts, 01752. You should indicate on your correspondence that you are an Advanced Cell Technology, Inc. stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling (508) 756-1212. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) as well as our employees. A copy of our code of business conduct and ethics is available on our website at www.advancedcell.com under "Investors—Corporate Governance." We intend to post on our website all disclosures that are required by applicable law, the rules of the Securities and Exchange Commission or OTCBB listing standards concerning any amendment to, or waiver from, our code of business conduct and ethics.

COMPENSATION OF DIRECTORS

		Fees Earned	Stock	Option	All Other
		or Paid in Cash	Awards	Awards	Comp	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Alan C. Shapiro, Ph.D.	2010	33,375	-	-	-	33,375

Erkki Ruoslahti, M.D., Ph.D.	2010	56,583	-	-	-	56,583

Director Compensation Arrangements

Non-executive members of the Company's Board of Directors are entitled to receive (1) an initial grant of 100,000 shares of common stock, (2) an annual grant of 100,000 shares of common stock (this number has been increased to 200,000 for 2008), (3) an annual retainer of $40,000 (payable quarterly) and (4) a cash payment for attendance at each board meeting in the amount of $1,500 for in-person meetings and $1,000 for telephonic meetings. Regarding members of the Company's Audit Committee, the Chair receives a payment of $1,500 per meeting and the regular members receive $1,000 per meeting. With respect to the Company's Compensation Committee and the Company's Nominating and Corporate Governance Committee, the Chair receives a payment of $1,125 per meeting and the regular members receive $750 per meeting. Each director is entitled to receive payment of the directors' fees in the form of shares of the Company's Common Stock valued at 150% of the actual directors' fees due and payable. The fee structure for the directors was established and approved by the Compensation Committee and ratified by the full Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2010 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in 2010 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

 The Board of Directors has determined that Dr. Shapiro is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The Board of Directors has also determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Respectfully submitted by the Audit Committee,

Dr. Alan C. Shapiro, Chairman
Dr. Erkki Ruoslahti
Mr. Gary Rabin

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

The executive officers are elected annually by our Board of Directors and hold office until their successors are elected and duly qualified. There are no family relationships between any of our directors or executive officers. All officers serve at the pleasure of the Board. The current executive officers of the Company are as follows:

Name	Age	Position
Gary Rabin	45	Interim Chief Executive Officer and Chairman of the Board of Directors
Robert P. Lanza M.D.	54	Chief Scientific Officer

Information regarding the principal occupations of Gary Rabin is set forth above under the heading, “Information About the Board of Directors.” Information regarding the principal occupation of Robert P. Lanza is set forth below:

Robert P. Lanza, M.D. has been our Chief Scientific Officer since October 2007. Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine. Before joining us in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company's xenotransplantation and bioartificial pancreas programs. He has edited or authored sixteen books, including Principles of Tissue Engineering (2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century, and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper). Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar. Dr. Lanza is not an officer or director of any other reporting company.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our executives and (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.
•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

•
Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any executive of the Company is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the compensation program for our executive officers. In particular, this section focuses on our 2010 compensation program and related decisions.

The Board of Directors has established a Compensation Committee, the majority of which are independent outside directors which approve all compensation and awards to executive management. The members of the Compensation Committee have extensive executive level experience in other companies and bring a perspective of reasonableness to compensation matters with our Company. In addition, the Compensation Committee compares executive compensation practices of similar companies at similar stages of development.

The objectives of our compensation program are as follows:

●	Reward performance that drives substantial increases in stockholder value, as evidenced through both future operating profits and increased market price of our common shares; and
●	Attract, hire and retain well-qualified executives.

The compensation level of our executives generally reflects their unique position and incentive to positively affect our future operating performance and stockholder value. Part of the compensation of our executives is from equity compensation, primarily through stock option grants or restricted stock awards.

Specific salary and bonus levels, as well as the amount and timing of equity incentive grants, are determined informally and judgmentally, on an individual-case basis, taking into consideration each executive's unique talents and experience as they relate to our needs. With respect to equity compensation, the Compensation Committee approves all option grants, generally based on the recommendation of the president and chief executive officer. Executive compensation is paid or granted pursuant to each executive's compensation agreement. Compensation adjustments are made occasionally based on changes in an executive's level of responsibility or on changed local and specific executive employment market conditions.   Based on these factors the Compensation Committee approved the execution of employment agreement with the Company’s only two executive officers.

With respect to the cash bonus awarded to Mr. Caldwell in 2010, $100,000 was awarded.  The Board approved the award of $100,000 as a bonus because this was the amount that the Board thought was fair in light of Mr. Caldwell’s recent contributions to the Company and one that he would also find acceptable. With respect to the cash bonus awarded to Mr. Rabin, $40,000 was awarded as a signing bonus in connection with the execution of the Employment Agreement between the Company and Mr. Rabin, dated December 14, 2010.  The Board approved the award because the board thought that this bonus award coupled with the other compensation provided for in Mr. Rabin’s employment agreement would create a compensation package that Mr. Rabin would find acceptable.

With respect to the 5,000,000 stock options and 5,000,000 shares of the Company’s common stock awarded to Mr. Rabin, the exercise price was the price of the Company’s common stock on the day that Board approved the grant of the options.  With respect to the amount of the stock and options the Board approved the grant because it believed that this was fair in light of the contributions of Mr. Rabin, and the Board believed the shares would provide sufficient incentive for Mr. Rabin to perform services as Interim Chairman and Chief Executive Officer.

With respect to the cash bonus awarded to Dr. Lanza in 2010, $146,875 was awarded.  The Board approved the award of $100,000 as a bonus because this was the amount that the Board thought was fair in light of Mr. Lanza’s recent contributions to the Company and one that he would also find acceptable. The balance of the bonus awarded to Dr. Lanza was awarded to him as part of the bonuses awarded to all employees that participated in the filing of the IND application multiplied by 1.5, which equaled $46,875.

Risk Management Considerations

In response to the ongoing global economic recession, in 2010 the compensation committee considered the incentives under our executive compensation program and whether they introduced or encouraged excessive risk taking or other behaviors by our executives that could have a negative impact on our business. The compensation committee determined that our executive compensation program provides an appropriate balance of incentives and that it does not encourage our executives to take excessive risks or otherwise create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

Except for Mr. Gary Rabin, none of the members of our Compensation Committee has been an officer or employee of Advanced Cell during year ending December 31, 2010. None of the members of our Compensation Committee was formerly an officer of the Company or had any relationship requiring the disclosure required by Item 404 of Regulation S-K during the year ended December 31, 2010.

Compensation Committee Report of Executive Compensation

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in Advanced Cell’s 10-K for the fiscal year ending December 31, 2010.  This report is provided by the following independent directors, who comprise the Committee:

Dr. Shapiro
Dr. Ruoslahti
Mr. Rabin

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officers for the three years ended December 31, 2010, 2009 and 2008:

Name and				Stock	Option	All Other
Principal		Salary	Bonus	Awards	Awards	Comp		Total
Position	Year	($)	($)	($)	($)	($)		($)
William M. Caldwell, IV	2010	586,667	240,000	8,035,254	-	-		8,861,921
Chief Executive Officer,	2009	417,500	140,000	-	210,866	1,879	(1)	770,245
Principle Financial Officer, and	2008	350,000	-	-	-	995	(1)	350,995
Chairman of the Board of Directors

Gary Rabin	2010	18,461	40,000	-	686,896	115,692	(3)	861,049
Interim Chief Executive Officer

Robert P. Lanza, M.D.,	2010	375,000	50,000	2,717,298	-	-		3,142,298
Chief Scientific Officer	2009	311,250	81,250	-	441,665	1,524	(1)	835,689
	2008	290,000	35,000	-	168,237	636	(1)	493,873

Jonathan F. Atzen	2008	78,077	-	93,669	1,598	3,001	(2)	176,345
Sr. Vice President, General
Counsel and Secretary (2)

Please see the assumptions relating to the valuation of our stock option awards which are contained in Notes to audited Financial Statements included in this Proxy Statement.

(1) This amount represents a life insurance premium paid by the Company for the named executive officer.

(2) Effective as of March 7, 2008, Mr. Atzen resigned from his positions at the Company and terminated his employment arrangement with the Company. This amount in 2008 represents $2,670 in payments made to Mr. Atzen as part of his $1,000 monthly car allowance through his termination date and $331 in life insurance premiums paid by the Company for Mr. Atzen. This amount in 2007 represents $12,000 in payments made to Mr. Atzen as part of his $1,000 monthly car allowance and $360 in life insurance premiums paid by the Company for Mr. Atzen.

(3) This amount represents the amount earned by Mr. Rabin in his capacity as a director for the Company until December 14, 2010.

Stock Option Grants Under Our Stock Option Plans

During 2010, there were no stock option awards granted to our executive officers under our stock option plans.

Outstanding Equity Awards at Fiscal Year-End

	Number of		Number of
	Securities		Securities
	Underlying		Underlying		Option	Option
	Unexercised		Unexercised		Exercise	Expiration
	Options (#)		Options (#)		Price	Date
Name	Exercisable		Unexercisable		($)	($)
William M. Caldwell, IV	651,161	(1)	-		0.25	12/31/2014
Chief Executive Officer and	1,903,112	(1)	-		0.85	1/31/2015
Chairman of the Board of Directors	2,554,273	(2)	-		0.098	11/13/2019

Gary Rabin	-		5,000,000	(7)	0.140	12/29/2020
Interim Chief Executive Officer
and Chairman

Robert P. Lanza, M.D.,	750,000	(3)	-		0.05	8/12/2014
Chief Scientific Officer	500,000	(4)	-		0.85	1/31/2015
	250,000	(3)	-		2.20	9/15/2015
	2,916,667	(5)	1,083,333		0.21	2/17/2018
	5,350,000	(6)	-		0.098	11/13/2019

(1)	These options held by Mr. Caldwell vested in full as of December 31, 2008.

(2)	These options held by Mr. Caldwell vest as follows: 50% of the shares vest immediately with the remaining vesting at 1/12 per month.

(3)	These options held by Dr. Lanza vested in full as of December 31, 2006.

(4)	These options held by Dr. Lanza vested in full as of January 31, 2009.

(5)	These options held by Dr. Lanza vest in equal monthly installments over 48 months.

(6)	These options held by Dr. Lanza vest as follows: 50% of the shares vest immediately with the remaining vesting at 1/12 per month.

(7)	These options held by Mr. Rabin vest at the earlier (i) January 1, 2012, or (ii) the new CEO start date.

Option Exercises and Stock Vested

There were no exercises of stock options for the named executive officers in the year ended December 31, 2010.  During 2010, Mr. Caldwell was issued 85,325,595 shares of restricted stock with a one year restriction.  During 2010, Mr. Lanza was issued 20,000,000 shares of stock which vested immediately.

Pension Benefits

We do not have any plan which provides for payments or other benefits at, following, or in connection with retirement.

Non-qualified Deferred Compensation

We do not have any defined contribution or other plan which provides for the deferral of compensation on a basis that is not tax-qualified.

Executive Employment Agreements

Employment Agreement with William M. Caldwell, IV

On February 22, 2010, the Company entered into an employment agreement with William M. Caldwell, IV, who was the Company’s chief executive officer and chairman from January 2005 to December 13, 2010.  Pursuant to the Employment Agreement, the parties agreed as follows:

•
Mr. Caldwell would serve as the Company’s chief executive officer, for a term of two and 1/3 years commencing on October 1, 2009, subject to earlier termination as provided therein. The term under the Employment Agreement would renew automatically for additional one year terms unless either party would provide written notice of intent not to renew the employment agreement at least 90 days prior to such automatic renewal.

•
The Company agreed to pay Mr. Caldwell an initial base salary of $480,000 per annum, which base salary would increase annually by not less than the annual increase in the consumer price index, and could be increased during the term by a greater amount at the sole discretion of the Company’s board of directors.

•	Within 10 days of execution of the employment agreement, Mr. Caldwell received a retention bonus of $100,000.

•
Commencing in the 2010 calendar year, the Company agreed to pay Mr. Caldwell an annual bonus based on the performance of the Company’s common stock. The Company could also pay Mr. Caldwell additional bonuses in the Company’s sole discretion.

•	The Company issued to Mr. Caldwell restricted common stock in the amount of 89,280,595.

•
If Mr. Caldwell’s employment under the Employment Agreement were to be terminated by the Company without cause, or by Mr. Caldwell for good reason, the Company would pay Mr. Caldwell severance of two years’ base salary.

Employment Agreement with Gary Rabin

Effective December 14, 2010, the Company entered into an employment agreement with Gary Rabin, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board.  Pursuant to the Employment Agreement, the parties agreed as follows:

•	Mr. Rabin’s employment is on at “at will” basis. The Company shall pay Executive an annua1 salary at the rate of four hundred eighty thousand ($480,000) per year.
•	Within ten (10) days following the execution of the Agreement, but not prior to January 3, 2011, Mr. Rabin received signing bonus of $40,000.
•
The Company shall pay Mr. Rabin a performance bonus. The target amount of the performance bonus shall be $480,000 (i.e., 100% of Base Salary) per year. However, the performance bonus shall be no less than $144,000 (i.e., 30% of Base Salary) per year  and no more than $720,000 (i.e., 150% of Base Salary) per year. The actual amount of the performance bonus shall be determined by the Compensation Committee of the Board during each calendar year quarter based on the performance of the Company and Mr. Rabin, with reference to the performance goals and/or metrics established by the Compensation Committee in consultation with Mr. Rabin with respect to such performance bonus period.

•	On January 3, 2011, the Company granted Mr. Rabin Five Million (5,000,000) shares of restricted common stock of the Company.
•	On December 29, 2010, the Company issued Mr. Rabin a non-qualified option to purchase Five Million (5,000,000) shares of common stock of the Company with an exercise price of $0.14.
•·
If Mr. Rabin’s employment under the Employment Agreement were to be terminated by the Company without cause, the Company will pay Mr. Rabin severance of one year’s base salary and any unpaid performance bonus pro-rated to the termination date.

Employment Agreement with Robert P. Lanza, M.D.

On October 1, 2009, the Company entered into an employment agreement (the “Agreement”) with Robert P. Lanza, the Company’s chief scientific officer since October 2007. Pursuant to the Agreement, the parties agreed as follows:

•
Robert P. Lanza will continue to serve as the Company’s chief scientific officer, for a term of two years commencing on October 1, 2009, subject to earlier termination as provided therein. The term under the Agreement may be extended by mutual written agreement.

•
The Company will pay Mr. Lanza a base salary of $375,000 per annum, which may be increased during the term at the sole discretion of the Company’s board of directors. The Company may also pay Mr. Lanza annual bonuses in the Company’s sole discretion.

•·	The Company will issue to Mr. Lanza 30,270,203 shares of free trading common stock from the Company’s 2005 Employee Incentive Plan.

•·	If Mr. Lanza’s employment under the Agreement is terminated by the Company without cause, the Company will pay Mr. Lanza severance of one year’s base salary.

Certain Relationships and Related Transactions and Director Independence

Certain Relationships and Related Transactions

None of the following parties has, during the year ended December 31, 2010, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

•	Any of our directors or officers,

•	Any person proposed as a nominee for election as a director,

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock,

•	Any of our promoters, and

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

In evaluating related party transactions and potential conflicts of interest, our independent directors apply the same standards of good faith and fiduciary duty they apply to their general responsibilities. They will approve a related party transaction only when, in their good faith judgment, the transaction is in the best interest of the Company.

Director Independence

The Company complies with the standards of "independence" prescribed by rules set forth by the National Association of Securities Dealers ("NASD"). Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the Company or by any parent or subsidiary of the Company, shall not be considered independent. Accordingly, Dr. Alan Shapiro and Dr. Erkki Ruoslahti meet the definition of "independent director" under Rule 4200(A)(15) of the NASD Manual; Mr. Rabin does not.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the Company's common stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2010, all Reporting Persons timely complied with all applicable filing requirements, except that Form 4s were not timely filed for the Company’s officers and directors and have since been filed.

ACTIONS TO BE TAKEN AT THE MEETING

  PROPSAL 1

ELECTION OF THREE DIRECTORS NOMINATED BY THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

At this year’s 2011 Annual Meeting, the Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be elected until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the three nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information With Respect to Director Nominees

Listed below are the nominees for Advanced Cell’s directors, to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees’ business experience during the past five years. Such information has been furnished to the Company by the director nominees.

            The following table sets forth certain information as to the persons nominated for election as a director of the Company at the meeting:

Nominees
Name	Age	Position
Gary Rabin	45	Chairman of the Board of Directors
Alan C. Shapiro, Ph.D.	65	Director
Erkki Ruoslahti, M.D., Ph.D.	70	Director

Gary Rabin	Director since 2007
Gary Rabin has served as a director since December 2007.  Mr. Rabin was appointed Interim Chief Executive Officer and Chairman of the Board on December 14, 2010. Mr. Rabin has a twenty-three year career in finance that primarily encompasses investment management and capital raising targeting small-cap and emerging growth companies. Currently, he is the Managing Partner of GR Advisors LLC, a long/short hedge fund focused on the media and communications industry. Until July 2007, he was a Portfolio Manager at MAC Investment Management, LLC ("MAC"), which he joined in November 2005. MAC is a long/short fundamental equity hedge fund concentrating on growth-oriented stocks including technology, communications and healthcare. Previously, he was a Managing Director and Portfolio Manager at Marketus Associates, a long/short hedge fund where he focused on communications, healthcare services, energy and special situations. Prior to that, he was Managing Director and Co-Head of the Media and Telecom Investment Banking Group at CIBC World Markets ("CIBC"), where he was responsible for all corporate finance and M&A, financial restructurings, and principal investing activities (both debt and equity) within the sector. Before joining CIBC, Mr. Rabin served in an operating capacity at a broadband services company when he was Chief Strategy Officer of CAIS Internet, Inc. ("CAIS"). At CAIS, he was responsible for raising over $500 million of financing commitments in both the public equity markets and from his relationships at Kohlberg, Kravis Roberts & Co., Qwest Communications, Cisco, Nortel, 3Com and Microsoft. Mr. Rabin has also started and served as Managing Director and Head of the Global Telecom Investment Banking Group at ING Barings Furman Selz, and was a founder of the telecom group at UBS Securities. He began his career in finance in 1987, and concentrated on energy, utilities, and metals until 1993. Throughout his career, Mr. Rabin has been responsible for building and developing businesses. Mr. Rabin earned an AB in Economics from the University of Michigan. Mr. Rabin’s long career as a senior manager in both the investment banking community and as a senior financial executive qualifies him to be a member of the Board of Directors of Advance Cell Technology, Inc.

Alan C. Shapiro, Ph.D	Director since 2005

 Alan C. Shapiro, Ph.D. has served as director since 2005. He adds more than 30 years' experience in corporate and international financial management to the Company. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the Marshall School of Business, University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro has published over 50 articles in such academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing through Trident Consulting Group LLC. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University. Dr. Shapiro is a trustee of Pacific Corporate Group's Private Equity Fund.  Dr. Shapiro’s board experience on multiple public company boards, his recognized expertise as a highly sought after financial advisor and his career as a professor and Chair in the field of Finance and Administration qualifies him as a valued member of Advanced Cell Technology’s Board of Directors.

Erkki Ruoslahti	Director since 2005

Erkki Ruoslahti, M.D., Ph.D. has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti's other honors include the Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti's research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies. Dr. Ruoslahti is not an officer or director of any other reporting company. Based upon his scientific background and years as a senior operations manager in the scientific research and development community, Dr. Ruoslahti is uniquely qualified to be a member of Advanced Cell Technology’s Board of Directors.

Required Vote

The election of the directors of the Company requires the affirmative vote of a plurality of the votes cast by stockholders present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute less than a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES DESCRIBED ABOVE.

 ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPOSAL 2

RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

SingerLewak LLP, our independent auditors, audited the financial statements of Advanced Cell Technology, Inc. for the 2010 fiscal year. Representatives of SingerLewak LLP are not expected to be present at the AnnualMmeeting. The Audit Committee and the Board of Directors have selected SingerLewak LLP as the independent auditors of the Company for the fiscal year ending December 31, 2011.

In connection with the standards for independence of the Company’s independent auditors promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of SingerLewak LLP and has determined that such services are compatible with the continued independence of SingerLewak LLP.

The appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Annual Meeting. In the event that ratification of this appointment of independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, the appointment of our independent registered public accounting firm will be reconsidered by our Board. For purposes of determining the number of shares voting, only votes cast "for" or "against" are included. Abstentions and broker non-votes are not included.

Audit Fees

The following table summarizes the fees of our current independent registered public accounting firm, SingerLewak LLP, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two years for other services:

Fee Category	2010	2009
Audit Fees	$215,000	$213,859
Audit Related Fees	$33,102	$12,000
Tax Fees	$-	$-
All Other Fees	$-	$-

Audit fees consist of aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010, 2009 and 2008.

Audit related fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees." These fees include review of registration statements and participation at meetings of the audit committee.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

Required Vote

The appointment of the Company's independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy and voting at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SINGERLEWAK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this Proxy Statement of the Company’s executive officers who are named above in the Summary Compensation Table (the “named executive officers”). The Company has disclosed the compensation of the named executive officers pursuant to rules adopted by the SEC.

We believe that our compensation policies for the named executive officers are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of the Company’s stockholders. This advisory stockholder vote, commonly referred to as a “say-on-pay vote,” gives you as a stockholder the opportunity to approve or not approve the compensation of the named executive officers that is disclosed in this Proxy Statement by voting for or against the following resolution (or by abstaining with respect to the resolution):

RESOLVED, that the stockholders of Advanced Cell Technology, Inc. approve all of the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s 2011 Proxy Statement, as such compensation is disclosed in the Company’s 2011 Proxy Statement pursuant to disclosure rules of the Securities and Exchange Commission, which disclosure includes the Proxy Statement’s Summary Compensation Table and other executive compensation tables and related narrative disclosures.

Because your vote is advisory, it will not be binding on either the Board of Directors or the Company. However, the Company’s Compensation Committee will take into account the outcome of the stockholder vote on this proposal at the Annual Meeting when considering future executive compensation arrangements. In addition, your non-binding advisory votes described in this Proposal 3 and below in Proposal 4 will not be construed: (1) as overruling any decision by the Board of Directors, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee or the Company.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION DISCLOSED IN THIS PROXY STATEMENT OF THE COMPANY’S EXECUTIVE OFFICERS WHO ARE NAMED IN THIS PROXY STATEMENT’S SUMMARY COMPENSATION TABLE.

ACTIONS TO BE TAKEN AT THE MEETING (Continued)

PROPSAL 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires the Company’s stockholders to have the opportunity to cast a non-binding advisory vote regarding how frequently the Company should seek from its stockholders a non-binding advisory vote (similar to Proposal 3 above) on the compensation disclosed in the Company’s proxy statement of its executive officers who are named in the proxy statement’s summary compensation table for the year in question (the “named executive officers”). By voting on this frequency proposal, stockholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur every one, two or three years. Stockholders may also abstain from voting on the proposal. Accordingly, the following resolution is submitted for an advisory stockholder vote at the Annual Meeting:

RESOLVED, that the highest number of votes cast by the stockholders of Advanced Cell Technology, Inc. for the option set forth below shall be the preferred frequency of the Company’s stockholders for holding an advisory vote on the compensation of the Company’s executive officers who are named in the Summary Compensation Table of the Company’s Proxy Statement:

•	every year;
•	every two years; or
•	every three years.

The Board of Directors has determined that an advisory vote by the Company’s stockholders on executive compensation that occurs every three years is the most appropriate alternative for the Company. In formulating its conclusion, the Board of Directors considered that, because the Company’s compensation program for executive officers is not complex, a stockholder advisory vote every three years should be sufficient to permit our stockholders to express their views about our compensation program. Also, the Board of Directors believes that the success of the Company’s executive compensation program should be judged over a period of time that is longer than one year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years when you vote in response to this proposal, and you may also abstain from voting on the proposal. Your vote on this proposal is not a vote to approve or disapprove of the Board’s recommendation but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory vote on executive compensation that has been recommended by the stockholders. However, because this vote is advisory and not binding on either the Board of Directors or the Company, the Board of Directors may subsequently decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s stockholders at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 4:

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO CONDUCT AN ADVISORY STOCKHOLDER VOTE EVERY THREE YEARS ON THE COMPENSATION OF THE COMPANY’S EXECUTIVE OFFICERS NAMED IN THE PROXY STATEMENT’S SUMMARY COMPENSATION TABLE FOR THAT YEAR.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their judgment on such matters.

 ADDITIONAL INFORMATION

Annual Reports and Form 10-K

Additional copies of Advanced Cell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 may be obtained without charge by writing to the Corporate Secretary, Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, Massachusetts 01752. Advanced Cell’s Annual Report on Form 10-K can also be found on Advanced Cell's website: www.advancedcell.com.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Proposals by any stockholder intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than January 10, 2012.

Any stockholder who wishes to present proposals for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the stockholder proposals must be received by our Chairman of the Board of Directors at our principal executive office on or before January 10, 2012. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Any stockholder who wishes to make a proposal at the 2012 Annual Meeting, other than one that will be included in our proxy materials, must notify us no later than January 10, 2012. If a stockholder who wishes to present a proposal fails to notify us by January 10, 2012, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

/s/ Gary Rabin
Gary Rabin
Chairman of the Board of Directors

ADVANCED CELL TECHNOLOGY, INC.
ATTN: KATHY SINGH
PO BOX 100
1510 11TH ST.#202
SANTA MONICA, CA 90406-1700

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors Nominees | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

01 Gary Rabin 02 Alan C. Shapiro 03 Erkki Ruoslahti

The Board of Directors recommends you vote FOR proposals 2 and 3.

| | | For | Against | Abstain |
|---|---|---|---|---|
| 2 | Ratification of the appointment of SingerLewak LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2011; | ☐ | ☐ | ☐ |
| 3 | To recommend, by non binding vote, the approval of the compensation disclosed in the Proxy Statement of the Company's executive officers, who are named in the Proxy Statement Compensation Table; | ☐ | ☐ | ☐ |

The Board of Directors recommends you vote 3 YEARS on the following proposal:

| | | 1 year | 2 years | 3 years | Abstain |
|---|---|---|---|---|---|
| 4 | To recommend, by non-binding vote, the frequency of executive compensation votes. | ☐ | ☐ | ☐ | ☐ |

NOTE: To act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000109012_1 R1.0.0.11699

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:** The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

**ADVANCED CELL TECHNOLOGY, INC.**
**Annual Meeting of Stockholders**
**June 9, 2011 9:00 AM**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Gary Rabin as proxy and attorney-in-fact and hereby authorizes him to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADVANCED CELL TECHNOLOGY, INC. that the undersigned is entitled to vote and, in his discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders to be held at the Hyatt Regency Suites, Palm Springs, 285 N. Palm Canyon Dr., Palm Springs, CA 92262 on Thursday, June 9, 2011, at 09:00 AM, and any adjournment or postponement thereof.

**This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy card will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**

0000109012_2 R1.0.0.11699